UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2007

MONUMENTAL MARKETING, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

000-28769

(Commission File Number)

86-0970146

(I.R.S. Employer Identification Number)

7 Jabotinsky St. Ramat Gan 52520, Israel

(Address of principal executive offices, including zip code)

972-3-575-1296

(Registrant's telephone Number, including area code)

7 Abba Hillel Street, Beit Silver, 15th Floor, Ramat-Gan, 52522, Israel

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2007, JRC 1 LLC (“JRC”) agreed to loan $100,000 to our company by way of an unsecured simple demand promissory note (the “Promissory Note”). The Loan had been received on May 14, 2007. The principal amount plus simple interest calculated at a rate of 8% per annum, will be repayable in full, 150 days from the date of the advance. In consideration for the loan, the Company issued 250,000 common shares to JRC.

We paid $13,000 in finder’s fees and other charges in respect of the loan.

Item 3.02 Unregistered Sales of Equity Securities

On April 5, 2007, we granted stock options to three employees, consultants, officers and directors of our company to purchase an aggregate of 5,000,000 shares of our common stock at an exercise price of $0.001 per share, exercisable until April 5, 2017. We issued the stock options to non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On June 1, 2007 we issued 250,000 common shares to JRC pursuant to the Promissory Note.

Item 9.01. Financial Statements and Exhibits.

10.1	Promissory Note
10.2	Form of Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONUMENTAL MARKETING, INC.

Per: /s/ Haim Karo

Haim Karo

President

Dated: June 1, 2007